UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

Brookfield Private Equity Fund LP

(Exact name of Registrant as specified in its charter)

Delaware	000-56760	No. 39-2276289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor
New York, New York 10281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 777-8001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2025, Brookfield Private Equity Fund LP (the “Fund”) and Brookfield Private Equity TE Feeder Fund LP (the “Feeder”), entered into an agreement (the “Dealer-Manager Agreement”) with Brookfield Oaktree Wealth Solutions LLC (the “Dealer-Manager”), a broker-dealer registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority. Pursuant to the Dealer-Manager Agreement, the Dealer-Manager will manage the Fund’s relationships with third-party brokers engaged by the Dealer-Manager to participate in the distribution of the Fund’s limited partnership units (“Units”). The Dealer-Manager will also coordinate the Fund’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the Fund’s offering and subscription procedures.

The Dealer-Manager will be entitled to receive a servicing fee (the “Servicing Fee”) monthly in arrears at an annual rate of the net asset value (“NAV”) of each class of the Fund’s Units as outlined in the following table:

Servicing Fee (per annum)	Classes of Units (1)
0.85%	Class S Units
0.25%	Class D Units
—%	Class I Units, Class B-1 Units and Class B-2 Units

(1)	Classes of Units include the corresponding Units of the Feeder and for the avoidance of doubt, the Servicing Fees attributable to the corresponding Units of the Feeder will be charged without duplication.

The Servicing Fee will be calculated based on NAV as of the last calendar day of the immediately preceding month before giving effect to any accruals for the Servicing Fee, redemptions, if any, for that month and distributions payable on Units. The Servicing Fee will be payable to the Dealer-Manager, but the Dealer-Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to the holders of such units by such participating brokers or other financial intermediaries, as applicable.

The foregoing description of the Dealer-Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Dealer Manager Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Dealer-Manager Agreement, dated as of October 28, 2025, by and among Brookfield Private Equity Fund LP, Brookfield Private Equity TE Feeder Fund LP and Brookfield Oaktree Wealth Solutions LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PRIVATE EQUITY FUND LP

Date: November 3, 2025	By:	/s/ Craig Ruckman
	Name:	Craig Ruckman
	Title:	Assistant Secretary